UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                          Date of Report: June 27, 2005
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                          BRAVO RESOURCE PARTNERS LTD.
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                 (Name of Small Business Issuer in its charter)


    Yukon, British Columbia           0-30770               04-3779327
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    (State of incorporation)        Commission            (IRS Employer
                                      File No.         Identification No.)

                           4155 East Jewell, Suite 500
                             Denver, Colorado 80222
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                (Address of Principal Executive Office) Zip Code


       Registrant's telephone number, including Area Code: (303) 831-8833
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Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2005, Bravo Resource Partners Ltd. ("the Company") entered into an Asset Acquisition Agreement with Alpine Pictures, Inc., a California corporation, to purchase duplicating, editing, and graphics equipment for use in the creation, production, and editing of movies, films, and advertisements. Mr. Mark Savoy, a director of the Company since 2004, is also a director of Alpine Pictures, Inc. Mr. Carter, President and a director of the Company since 2003, is a stockholder of both companies. Pursuant to the terms of the Asset Purchase Agreement, the Company executed a promissory note in favor of Alpine Pictures, Inc., in the amount of two hundred and eleven thousand, seven hundred and seventeen dollars ($211,717 US) payable on or before June 27, 2006.

Item 2.01 Completion of Acquisition of Assets.

On June 27, 2005, the Company closed its Asset Acquisition Agreement with Alpine Pictures, Inc., and acquired duplicating, editing, and graphics equipment and software to be used in the creation, editing, and production of media productions. The assets acquired include but are not limited to an Avid 9000 film editing machine, Technics, Sony, and Tascum recording and DAT systems, as well as the software and peripherals necessary for use in film and multi-media editing of movies, films, and advertisements.

The Avid Media Composer 9000 system runs 24 or 30 frames per second, Film Composer and PAL projects. The system can master to multiple formats, utilize an extensive amount of real-time effects, multi-cam features, script integration, storyboarding and batch importing. The Avid has the capability to provide and produce 1:1 uncompressed dual streams of video, quick export to After Effects or Cleaner 5, and the Avid log exchange allows the user to translate Telecine files to 24fps projects for output of negative cut lists.

Alpine Pictures, Inc (API) is an independent production company and foreign sales company specializing in theatrical entertainment product. Mr. Mark Savoy, a director of the Company, is also a director of Alpine Pictures, Inc. Mr. Carter, President and a director of the Company since 2003, is a stockholder of both companies.

By this acquisition and the operation of the newly acquired assets, the Company has become active in the film editing and multi-media productions including film, movie, and advertising productions.

Item 5.02 Departure of Principal Officer; Appointment of Principal Officer.

The Company announces the resignation of Ms. Tamela Miller-Carlson as Chief Financial Officer and the appointment of Mr. Ernest Staggs as Chief Financial Officer. Mr. Staggs has been a director of the Company since 2002. Mr. Staggs has a law degree and an accounting degree and currently practices law. Ms. Carlson resigned due to work and family obligations.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 27, 2005

                                                   BRAVO RESOURCE PARTNERS, LTD.


                                                   By:  /s/ Ernest E. Staggs
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                                                        Ernest E. Staggs
                                                        Director